                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of the
     Commission Only (as permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Allin Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                          [Logo of Allin Corporation]

                               Allin Corporation
                             381 Mansfield Avenue
                                   Suite 400
                      Pittsburgh, Pennsylvania 15220-2751

                   Notice of Special Meeting of Stockholders
                         To be held December 29, 2000

Dear Stockholders:


     You are cordially invited to attend a special meeting of stockholders of Allin Corporation (the "Company") that will be held on Friday, December 29, 2000, at 1:00 p.m. EST, at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, for the following purposes, as set forth in the accompanying proxy statement:

(1) To consider and vote upon a proposal to approve the issuance of shares of the Company's Series G Convertible Redeemable Preferred Stock.

(2) To consider and vote upon a proposal to approve the issuance of warrants to purchase shares of the Company's common stock to the purchasers of the Company's Series G Convertible Redeemable Preferred Stock.

(3) To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has established the close of business on November 27, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the special meeting and any adjournment or postponement thereof.

     YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the special meeting in person if it is convenient for you to do so.

By order of the Board of Directors,



/s/ Dean C. Praskach
----------------------------------
Dean C. Praskach
Secretary

November 28, 2000

                               Allin Corporation
                                Proxy Statement

General Information

     This proxy statement is provided to the stockholders of Allin Corporation (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at a Special Meeting of Stockholders of the Company to be held on Friday, December 29, 2000, at 1:00 p.m., EST, at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and any adjournments or postponements thereof (the "Special Meeting"), for the purposes described below. A form of proxy is enclosed for use at the Special Meeting.

     The Company's executive offices are located at 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, and its telephone number is (412) 928-8800. Proxy materials are first being mailed to stockholders beginning on or about November 30, 2000.

     At the Special Meeting, the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), will be asked to consider and vote upon:

 .    a proposal to approve the issuance of shares of the Company's Series G
     Convertible Redeemable Preferred Stock, par value $.01 per share (the "Series G Preferred Stock"), and

 .    a proposal to approve the issuance of warrants to purchase shares of Common
     Stock (the "Series G Warrants") to the purchasers of the Series G Preferred Stock,

The holders of the Common Stock have no dissenter's or other rights of appraisal in connection with the proposals to be voted upon at the Special Meeting.

Background of the Proposals

     The Company seeks stockholder approval of the issuance of 125 shares of Series G Preferred Stock and related Series G Warrants for which it has firm purchase commitments, as well as the issuance of an additional 25 shares of Series G Preferred Stock and related Series G Warrants which may be issued upon exercise of a purchase right to be issued to the subscribers who have made the firm purchase commitments.

     Management of the Company believes that it is in the Company's best interests to raise funds at this time through the issuance of the Series G Preferred Stock and the Series G Warrants to improve the Company's liquidity position and to facilitate the Company's ability to achieve and maintain the $4,000,000 level of net tangible assets required for continued inclusion of the Common Stock in The Nasdaq Stock Market's ("Nasdaq") National Market (the "National Market"). Losing the designation as a National Market security would likely reduce the liquidity of the Common Stock and could limit the Company's ability to raise equity capital.

     The Company has had difficulty maintaining the Nasdaq National Market net tangible asset requirement for two main reasons. The first is that the Company is a services business and as such does not maintain large amounts of fixed assets. Accordingly, the assets of the services businesses that the Company has acquired have been comprised mostly of goodwill, an intangible asset that does not count toward the net tangible asset calculation. The second reason is that the Company has been in transition to a solutions-oriented consulting model and continues to sustain net losses, which reduce the Company's net tangible asset base.

     In addition to the required net tangible asset level, the Nasdaq criteria for continued designation of the Common Stock as a National Market security require the Company to:

 .    have outstanding at least 750,000 shares of Common Stock held by persons other than officers and directors of the Company and beneficial owners of more than ten percent of the total outstanding shares of Common Stock (commonly referred to as the "public float"),

 .    maintain a public float having a market value of at least $5,000,000,

 .    maintain a minimum bid price of $1.00 per share,

 .    have 400 stockholders who own at least 100 shares,

 .    have two market makers, and

 .    observe corporate governance standards.

In addition, Nasdaq may apply additional more stringent criteria for continued designation. Therefore, compliance with the net tangible asset requirement would not, standing alone, assure continued eligibility for designation of the Common Stock as a National Market security. However, the Company believes that it is currently in compliance with the National Market criteria other than the required level of net tangible assets.

     As of September 30, 2000, the Company had net tangible assets of approximately $3,182,500. The Company has presented to Nasdaq, and Nasdaq must now accept, a plan for the Company to come into compliance with and maintain the level of net tangible assets required for continued designation of the Common Stock as a National Market security. Management believes that the issuance of the Series G Preferred Stock and the Series G Warrants, including upon exercise of the purchase right, may not, standing alone, enable the Company to sustain $4,000,000 in net tangible assets beyond December 31, 2000. Therefore, the issuance of the Series G Preferred Stock and the Series G Warrants, together with certain business prospects that may or may not be realized, but which are currently under negotiation, constitute the Company's plan to maintain designation of the Common Stock as a National Market security. The Company cannot incur any material amount of additional indebtedness or issue any material amount of securities having mandatory redemption provisions as this would cause the Company's net tangible assets to decline further.

     Even if the stockholders approve the issuance of the Series G Preferred Stock and the Series G Warrants, there can be no assurance that Nasdaq will accept the Company's plan to come into compliance with the National Market criteria so that the Common Stock will continue to be designated as a National Market security. In such event, the Company expects that it would pursue, but would not be guaranteed to obtain, designation of the Common Stock as a Nasdaq SmallCap security. In addition to maintaining $2,000,000 in net tangible assets, the criteria for initial and continued designation of the Common Stock as a SmallCap security would require a public float of at least 500,000 shares, a market value of the public float of at least $1,000,000, a minimum bid price of $1.00 per share, 300 stockholders who own at least 100 shares, two market makers and compliance with corporate governance standards. The Company believes that it is currently in compliance with these SmallCap criteria. As in the case of National Market designation, however, Nasdaq may apply additional or more stringent criteria for designation of a SmallCap security.

     The Company has accepted commitments from certain of its existing executive officers, directors and/or stockholders (the "Subscribers") to purchase shares of Series G Preferred Stock and related Series G Warrants for $10,000 per share of Series G Preferred Stock, subject to the Company's obtaining stockholder approval of the issuance of the Series G Preferred Stock and the Series G Warrants. Richard W. Talarico, a director and executive officer of the Company, agreed to purchase ten shares. William C. Kavan, a director of the Company, agreed to purchase ten shares. Dean C. Praskach, an executive officer of the Company, agreed to purchase two shares. Henry Posner, Jr., Thomas D. Wright, Thomas D. Wright, Jr., Melissa Wright Dailey and Steven B. Wright, stockholders of the Company, agreed to purchase 88 shares, ten shares, two shares, two shares and one share, respectively. This represents commitments to purchase a total of 125 shares of Series G Preferred Stock and related Series G Warrants.

     In addition to the 125 shares of Series G Preferred Stock and related Series G Warrants that the Subscribers are committed to purchase, the Company has granted to the Subscribers the right to purchase 25 additional shares of Series G Preferred Stock and related Series G Warrants (the "Purchase Right") for the purchase price of $250,000 or $10,000 per share of Series G Preferred Stock. The ability of the Subscribers to exercise the Purchase Right is subject to the Company's obtaining stockholder approval of the issuance of the Series G Preferred Stock and the Series G Warrants. Any exercise of the Purchase Right will only be effective if there is a closing on the sale of the 125 shares of Series G Preferred Stock and related Series G Warrants that are subject to the firm purchase commitments described above, and the Purchase Right must be exercised prior to or at the time of such closing. The Purchase Right may only be exercised in whole for all 25 shares of Series G Preferred Stock and related Series G Warrants. The actual allocation of the Series G Preferred Stock and Series G Warrants that may be acquired upon exercise of the Purchase Right must be in whole shares of Series G Preferred Stock and will be determined by the Subscribers at the time of exercise. If the Subscribers are unable to agree upon an allocation, the shares of Series G Preferred Stock and Series G Warrants will be allocated among the Subscribers, rounded to the next highest whole share of Series G Preferred Stock, based on the Subscribers' individual firm purchase commitments, except in the case of Mr. Posner who will be allocated the balance of the Series G Preferred Stock and Series G Warrants after the pro rata allocations to the other Subscribers have been determined (the "Pro Rata Allocation"). If the Purchase Right is exercised and the Pro Rata Allocation is applied, the

Subscribers would acquire the following additional number of shares of Series G Preferred Stock and the related Series G Warrants: Mr. Talarico - 2 shares; Mr. Kavan - 2 shares; Mr. Praskach - 1 share; Mr. Posner - 15 shares; Thomas D. Wright - 2 shares; Thomas D. Wright, Jr. - 1 share; Mrs. Dailey - 1 share; and Steven B. Wright - 1 share. Although the Subscribers have not informed the Company of their intent to exercise the Purchase Right, except as otherwise indicated, the information in this proxy statement assumes that, subject to stockholder approval, all 150 shares of Series G Preferred Stock and related Series G Warrants will be issued and the Pro Rata Allocation will be applied upon exercise of the Purchase Right.

     If stockholder approval is obtained, the Company expects to receive net proceeds of approximately $1,425,000 from the issuance of the Series G Preferred Stock and the Series G Warrants, including proceeds received upon exercise of the Purchase Right. The proceeds will be used to repay outstanding indebtedness under the Company's working capital line of credit. As of November 1, 2000, the Company's outstanding indebtedness was approximately $2,100,000, of which approximately $1,100,000 was outstanding under the line of credit. Any remaining proceeds from the issuance of the Series G Preferred Stock and the Series G Warrants, along with the availability under the line of credit, will be used for general working capital purposes. The Company currently has no acquisition or business combination prospects for which any of the proceeds would be used. The Series G Preferred Stock investment will be recorded as equity on the Company's balance sheet, thereby increasing the Company's net tangible assets by the amount of the net proceeds.

     Under the Nasdaq stockholder approval policy applicable to the Company, stockholder approval is required for certain plans or arrangements involving the issuance or potential issuance of shares of common stock which will have, upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before such issuance or involving a number of shares equal to or in excess of 20% of the number of shares outstanding before such issuance. The potential issuance of shares of Common Stock underlying the Series G Preferred Stock and the Series G Warrants would exceed 20% both of the voting power and the number of shares of Common Stock outstanding prior to the issuance of such securities. Therefore, the Company is now seeking stockholder approval of the issuance of the Series G Preferred Stock and the Series G Warrants. The Company will not issue any Series G Preferred Stock or any Series G Warrants that would exceed Nasdaq's 20% thresholds unless and until both issuances are approved by the holders of the Common Stock.

     Each of the Subscribers for Series G Preferred Stock and Series G Warrants named above has indicated an intention to vote the shares of Common Stock he or she holds in favor of each of the proposals to be voted on by the stockholders at the Special Meeting. These persons collectively own or control the voting of 1,639,415 shares of outstanding Common Stock, or approximately 23.6% of the Common Stock outstanding on November 27, 2000, the record date for the determination of stockholders entitled to receive notice of and to vote at the Special Meeting and any adjournment or postponement of the Special Meeting.

Number of Shares of Common Stock Involved

     Assuming no change in the capitalization of the Company, the following table sets forth information concerning the aggregate maximum and aggregate minimum number of shares of Common Stock that may be issued upon conversion of the Series G Preferred Stock and upon exercise of the Series G Warrants. Percentages in the table are based on the 6,953,114 shares of Common Stock outstanding on November 27, 2000. The aggregate maximum number of shares is based on the potential minimum $.35 conversion price of the Series G Preferred Stock and the $1.75 exercise price of the Series G Warrants. The aggregate minimum number of shares is based on the maximum $1.75 conversion price of the Series G Preferred Stock and the $1.75 exercise price of the Series G Warrants.



                                                       Percentage of                                   Percentage of
                                                        Class After                                     Class After
                                                       Conversion or                                   Conversion or
                                  Maximum             Exercise Without             Minimum            Exercise Without
                             Number of Shares            Regard to            Number of Shares           Regard to
                            That May be Issued        Other Issuances        That May be Issued       Other Issuances
                          -----------------------  ----------------------  -----------------------  --------------------
Series G Preferred Stock         4,285,712 shares           38.1%               857,138 shares              11.0%

Series G Warrants                  857,138 shares           11.0%               857,138 shares              11.0%

     Total                       5,142,850 shares           42.5%             1,714,276 shares              19.8%

The value of any shares of Common Stock actually issued will depend on the market value of the shares on the date of issuance.


     The actual number of shares of Common Stock that may be acquired upon conversion of the Series G Preferred Stock cannot be determined at this time as the applicable conversion price may vary depending on the market price of the Common Stock on various dates and because of the antidilution provisions of the Series G Preferred Stock. The lower that the average trading price of the Common Stock is below $2.06 at the time a conversion price is fixed, the greater the number of shares of Common Stock that may be acquired upon conversion of the Series G Preferred Stock. The following table demonstrates this and shows the number of shares of Common Stock that each Subscriber may acquire assuming conversion prices of $1.75, $1.31, $0.88 and $0.44. These conversion prices represent a 15% discount to assumed average trading prices of the Common Stock of $2.06, $1.54, $1.04 and $0.52, respectively, when the conversion price is fixed, and 0%, 25%, 50% and 75% discounts to market, respectively, at the time of conversion if converted when the market price of the Common Stock is $1.75.

                                                              Number and Percentage of Shares that May be
                                                               Acquired Upon Conversion Assuming Various
                                                             Conversion Prices and Discounts to an Assumed
                                                             Stock Price of $1.75 at the Time of Conversion
                                                      -----------------------------------------------------------
                         Shares of
                          Series G
                         Preferred       Aggregate
                        Stock to be      Purchase
                         Purchased         Price
                         (Includes       (Includes      0% Discount        25% Discount        50% Discount         75% Discount
                        Exercise of     Exercise of       ($1.75              ($1.31              ($0.88              ($0.44
                          Purchase       Purchase       Conversion          Conversion          Conversion           Conversion
Subscriber                 Right)         Right)          Price)              Price)              Price)               Price)
----------              -----------    -----------   ----------------  ------------------  --------------------  ------------------
                                                     Number    Percent   Number    Percent    Number    Percent    Number   Percent
                                                     -------  -------- ---------  --------  ---------  ---------  --------  -------
Richard W. Talarico           12         $  120,000   68,571      1.0%    91,603      1.3%    136,363      1.9%    272,727    3.8%
William C. Kavan              12            120,000   68,571      1.0     91,603      1.3     136,363      1.9     272,727    3.8
Dean C. Praskach               3             30,000   17,142      0.2     22,900      0.3      34,090      0.5      68,181    1.0
Henry Posner, Jr.            103          1,030,000  588,571      7.8    786,259     10.2   1,170,454     14.4   2,340,909   25.2
Thomas D. Wright              12            120,000   68,571      1.0     91,603      1.3     136,363      1.9     272,727    3.8
Thomas D. Wright, Jr.          3             30,000   17,142      0.2     22,900      0.3      34,090      0.5      68,181    1.0
Melissa Wright Dailey          3             30,000   17,142      0.2     22,900      0.3      34,090      0.5      68,181    1.0
Steven B. Wright               2             20,000   11,428      0.2     15,267      0.2      22,727      0.3      45,454    0.6
                             ---         ----------  -------     ----  ---------     ----   ---------     ----   ---------   ----
        Total                150         $1,500,000  857,138     11.0% 1,145,035     14.1%  1,704,540     19.7%  3,409,087   32.9%


     Information concerning other Company securities beneficially owned by each Subscriber is discussed below under the heading "Security Ownership of Certain Beneficial Owners and Management."

          Details regarding the fixing of the conversion prices for the Series G Preferred Stock and the antidilution provisions of the Series G Preferred Stock are set forth under Proposal 1. The actual number of shares of Common Stock that may be acquired upon exercise of the Series G Warrants also cannot be determined at this time because of the antidilution provisions of the Series G Warrants. Details regarding these antidilution provisions are set forth under Proposal 2.

          Any shares of Common Stock issued upon conversion of the Series G Preferred Stock or upon exercise of the Series G Warrants will have the same rights and privileges as the other shares of Common Stock issued and outstanding and will not entitle the holder thereof to any preemptive rights to subscribe for additional shares of Common Stock.

Advantages and Disadvantages of Approval of the Proposals

          The issuance of the Series G Preferred Stock and the Series G Warrants would enable the Company to raise estimated net proceeds of at least $1,175,000 and, if the Purchase Right is exercised, of up to $1,425,000, for the repayment of indebtedness and general working capital purposes without incurring additional indebtedness. Failure to approve these issuances could result in a lack of available funds to pursue future business opportunities and a determination by Nasdaq to revoke the Common Stock's designation as a National Market security or decline to designate the Common Stock as a SmallCap security if the Company is required to pursue such SmallCap designation. Such results could adversely affect the Company's liquidity position and its business strategies, reduce the liquidity of the Common Stock and limit the Company's ability to raise equity capital. As of September 30, 2000, the Company had net tangible assets of approximately $3,182,500. Net tangible assets of $4,000,000 are required for continued designation of the Common Stock as a National Market security. The Company has presented to Nasdaq, and Nasdaq must now accept, a plan for the Company to come into compliance with and maintain the level of net tangible assets required for continued designation of the Common Stock as a National Market security. There can be no assurance that Nasdaq will accept the Company's plan. For additional information about National Market criteria and the Company's compliance plan, see the discussion above under the heading "Background of the Proposals."

     Issuance of the Series G Preferred Stock will, however, immediately dilute the voting power of the current holders of the Common Stock as the holders of the Series G Preferred Stock will be entitled to vote such shares together with the holders of Common Stock as a single class on all matters submitted for a vote of the holders of Common Stock that do not require a separate class vote of the holders of Common Stock. The actual percentage of the overall vote attributable to the holders of the Series G Preferred Stock will be based on the relationship of the aggregate $1,500,000 purchase price for the Series G Preferred Stock to the greater of the book value or market value of the Company on the date of issuance of the Series G Preferred Stock.

     Approval of the issuances of the Series G Preferred Stock and the Series G Warrants could also significantly dilute the ownership position of the current holders of Common Stock as demonstrated in the tables above under the heading "Number of Shares of Common Stock Involved" as the Series G Preferred Stock would be convertible into Common Stock and the Series G Warrants would be exercisable for Common Stock. Any issuance of Common Stock upon such conversion or upon exercise of the Series G Warrants, or the potential for such issuances of Common Stock, could also adversely impact prevailing market prices for the Common Stock, thereby reducing the liquidity of the Common Stock and limiting the ability of the Company to raise equity capital. The lower that the average trading price of the Common Stock is below $2.06 at the time that a conversion price is fixed, the greater the number of shares of Common Stock that may be acquired upon conversion of the Series G Preferred Stock, and the greater the risk of dilution to existing stockholders. The perceived risk of dilution may cause Company stockholders to sell their shares, which would likely cause or contribute to a downward movement in the trading price of the Common Stock. This downward pressure on the trading price of the Common Stock could encourage other Company stockholders to engage in short sales, which would further contribute to a decline in the trading price of the Common Stock. Any decline in the bid price of the Common Stock to below $1.00 would jeopardize the continued eligibility of the Common Stock for designation as either a Nasdaq National Market security or a Nasdaq SmallCap security. For additional information about National Market and SmallCap criteria, see the discussion above under the heading "Background of the Proposals."

     Approval of each proposal could also have the effect of discouraging unsolicited takeover attempts; however, the proposals are not part of a plan by management to adopt a series of anti-takeover measures. The possible anti-takeover effects of each proposal are discussed more fully below under the discussion of each proposal.


     Currently, the Company's Certificate of Incorporation and By-Laws contain certain provisions that may be deemed to have anti-takeover effects, such as discouraging a future hostile takeover attempt which is not approved by the Board of Directors, but which individual stockholders may consider to be in their best interests. For example, the Company's Certificate of Incorporation currently provides that the number of directors will be fixed from time to time with the consent of the Board of Directors and that directors may only be removed with cause by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Company then entitled to vote at an election of directors. Consequently, stockholders cannot remove an incumbent director without cause, and a two-thirds majority of the incumbent directors can fill any vacancies on the Board, not already filled by the stockholders, without approval of stockholders until the next annual meeting of stockholders at which directors are elected. The Company's By-Laws include a provision requiring advance notice by a stockholder of a proposal or director nomination that such stockholder desires to present at any annual meeting of stockholders, thereby preventing a stockholder from making a proposal or director nomination without giving the Company the requisite advance notice. This provision could make a change in control more difficult by providing the directors of the Company with more time to prepare an opposition to a proposed change in control. The Company's By-Laws also contain a provision requiring the action of the holders of two-thirds of the outstanding shares entitled to vote in order to call a special meeting of the stockholders. This provision would prevent a stockholder with less than a two-thirds interest from calling a special meeting to consider a merger or other transaction unless the stockholder had first obtained adequate support from a sufficient number of other stockholders.

     The Company's Certificate of Incorporation currently authorizes the Board of Directors, without further action of the stockholders, to issue up to 24,250 additional shares of preferred stock in one or more classes or series and to fix the designations, powers, preferences and the relative participating, optional and other rights of the shares of each series and any qualifications, limitations and restrictions thereon. In the event of a takeover attempt, the Board of Directors could use this provision to dilute the stock ownership of a person or entity seeking to obtain control of the Company if the Board of Directors considered such a takeover to be against the best interests of the stockholders and the Company. At the present time, the Board of Directors has reserved 150 shares of the remaining available preferred stock for issuance as the Series G Preferred Stock. The Board of Directors is seeking stockholder approval of the issuance of the Series G Preferred Stock because of Nasdaq's stockholder approval policy discussed above.

Shares Outstanding, Voting Rights and Vote Required

     Only stockholders of record at the close of business on November 27, 2000 are entitled to vote at the Special Meeting. The only voting stock of the Company outstanding and entitled to vote at the Special Meeting is its Common Stock, of which 6,953,114 shares were outstanding as of the close of business on November 27, 2000. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the Special Meeting.

     The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions are counted in tabulating votes cast on proposals presented to stockholders, whereas broker non-votes are not. Votes cast in person or by proxy at the Special Meeting will be tabulated by the election inspector appointed for the meeting.

     The affirmative vote of a majority of the votes cast in person or by proxy at the Special Meeting is required for approval of each of the issuance of the Series G Preferred Stock and the issuance of the Series G Warrants. If a quorum is present, non-votes will have no effect on the voting for the approval of these issuances; however, abstentions will have the effect of a negative vote. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the Special Meeting by delivering written notice to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the Special Meeting in person and casting a ballot. The Board of Directors recommends voting FOR the proposal to approve the issuance of the Series G Preferred Stock and FOR the proposal to approve the issuance of the Series G Warrants.

     Proxies properly executed and returned in a timely manner will be voted at the Special Meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the proposal to approve the issuance of the Series G Preferred Stock, for the proposal to approve the issuance of the Series G Warrants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors.

                                  PROPOSAL 1
        Approval of the Issuance of Shares of Series G Preferred Stock

     If stockholder approval is obtained, the Company intends to issue to the Subscribers the 125 shares of Series G Preferred Stock for which the Company has firm purchase commitments. If the Purchase Right is exercised, the Company intends to issue an additional 25 shares of Series G Preferred Stock. The Series G Preferred Stock will have a liquidation value of $10,000 per share. The holders of Series G Preferred Stock will be entitled to receive, when and as declared by the Company's Board of Directors, cumulative quarterly cash dividends on each share at the rate of eight percent of the liquidation value thereof per annum, from and including the date of issuance (the "Issue Date") to and including the earlier of the date of payment in redemption, the date of conversion into Common Stock or the fifth anniversary of the Issue Date. The dividend rate on each share will increase to 12% of the liquidation value thereof from and after the fifth anniversary of the Issue Date to and including the earlier of the date of payment in redemption or the date of conversion into Common Stock. Such dividends, to the extent declared by the Board of Directors, will be payable quarterly in arrears. There will be no mandatory redemption date for the Series G Preferred Stock, although the Company may redeem shares of Series G Preferred Stock after the fifth anniversary of the Issue Date. The redemption price for each share of Series G Preferred Stock will be the liquidation value of such share, plus an amount that would result in an aggregate 25% compounded annual return on such liquidation value to the date of redemption after giving effect to all dividends paid on such share through the date of redemption. Except as may be provided by applicable law or regulations or the terms of any future series of preferred stock of the Company, there will be no other restrictions on the repurchase or redemption by the Company of shares of the Series G Preferred Stock. There will be no sinking fund provisions applicable to the Series G Preferred Stock.

     The Series G Preferred Stock will be senior in right of payment and on liquidation to the Common Stock and the Company's other series of outstanding preferred stock other than the Company's Series F Convertible Redeemable Preferred Stock (the "Series F Preferred Stock"). The Series G Preferred Stock will rank junior to the Series F Preferred Stock. The Company will not be able to declare or pay cash dividends on, make any other distribution on, redeem, purchase or otherwise acquire for value, any of such junior securities unless all dividends on the Series G Preferred Stock are paid and current or have been declared and a sum sufficient for the payment thereof has been set aside by the Company. The liquidation preference of the Series G Preferred Stock will be $10,000 per share plus accrued and unpaid dividends, if any.

     The holders of Series G Preferred Stock will be entitled to vote with the holders of Common Stock together as a single class on all matters submitted for a vote of the holders of Common Stock that do not require a separate class vote of the holders of Common Stock under the Company's Certificate of Incorporation or applicable law, regulations or Nasdaq rules. In such event, the actual percentage of the overall vote attributable to the holders of the Series G Preferred Stock will be based on the relationship of the aggregate $1,500,000 purchase price for the Series G Preferred Stock to the greater of the book value or market value of the Company on the Issue Date. Thus, assuming no change in the number of outstanding shares of Common Stock, if the greater of the book value or market value of the Company on the Issue Date is $15,378,000 (the actual book value of the Company as of September 30, 2000), the holders of the Series G Preferred Stock will be entitled to 8.9% of the total vote, which would translate into 678,194 votes (4,521 votes per share) when allocated among the holders of the Series G Preferred Stock. In the event that the number of shares of outstanding Common Stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series G Preferred Stock are outstanding, the number of votes per outstanding share of Series G Preferred Stock will be proportionately adjusted. Any such adjustment will not result in an increase in the percentage vote of the holders of the outstanding Series G Preferred Stock.

     In addition, the consent of the holders of at least a majority of the outstanding shares of Series G Preferred Stock, voting as a class, will be required for any amendment to the Company's Certificate of Incorporation or the Certificate of Designation relating to the Series G Preferred Stock and with respect to any other actions, if such amendment or action would adversely affect the rights and preferences of the Series G Preferred Stock set forth in the Certificate of Designation relating to the Series G Preferred Stock. In addition, holders of the Series G Preferred Stock will have any voting rights afforded by Delaware law.

     Upon issuance of the Series G Preferred Stock, each holder of the Series G Preferred Stock will have the right to convert all or a portion of his shares of Series G Preferred Stock into Common Stock at any time and from time to time prior to the redemption date. The conversion prices will be as follows:


 .    Until and including the first anniversary of the Issue Date, each share of
     Series G Preferred Stock held by each holder may be converted into the number of shares of

     Common Stock determined by dividing 10,000 by the lesser of (i) $1.75, (ii) 85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to the Issue Date or (iii) 85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to the date of the conversion.

 .    After the first anniversary of the Issue Date, each share of Series G
     Preferred Stock held by each holder may be converted into the number of shares of Common Stock determined by dividing 10,000 by the lesser of (i) $1.75, (ii) 85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to the Issue Date or (iii) 85% of the average closing price of the Common Stock as reported by Nasdaq over the last five trading days prior to the first anniversary of the Issue Date.

In any event, the minimum conversion price used as a denominator in the foregoing calculations will be $.35.

     Holders of the Series G Preferred Stock who exercise the foregoing conversion right will have the right to receive any accrued and unpaid dividends through the date of conversion. No fractional shares of Common Stock will be issued; instead a cash payment will be made in lieu of the issuance of any fractional shares of Common Stock. Any shares of Series G Preferred Stock which are not converted to Common Stock will remain outstanding until so converted or until redeemed. None of the Subscribers for Series G Preferred Stock have advised the Company regarding their intent to convert the shares of Series G Preferred Stock that they will receive if Proposals 1 and 2 are approved and if the Purchase Right is exercised.

     Assuming no change in the capitalization of the Company, the maximum number of shares of Common Stock that may be issued upon conversion of the Series G Preferred Stock is 4,285,712 shares, which shares would represent approximately 38.1% of the shares of Common Stock outstanding following the issuance. The value of any shares of Common Stock actually issued, if any, will depend on the market value of the shares on the date of issuance.

     If the Company does issue shares of Common Stock upon conversion of the Series G Preferred Stock, the holders of such shares will have certain rights to require the Company to register such shares for resale under the Securities Act of 1933, as amended (the "Securities Act").

     Following issuance of the Series G Preferred Stock, in the event that the number of shares of outstanding Common Stock is changed by any stock dividend, stock split or combination of shares at any time shares of Series G Preferred Stock are outstanding, the number of shares of Common Stock that may be acquired upon conversion of such outstanding Series G Preferred Stock will be proportionately adjusted. The conversion prices for the Series G Preferred Stock will be adjusted on a weighted average basis in the event of a dilutive issuance involving any sale of equity stock or stock equivalents of the Company at a price below the greater of the conversion price of the Series G Preferred Stock then in effect or 85% of the market value of the Common Stock. For example, if 100,000 shares of Common Stock were issued at $1.50 at a time when the applicable conversion ratio was $1.75, then the conversion price would be adjusted to a conversion price of $1.50. A "dilutive issuance," however, will not include any:
(i) grants of options under any Company stock option plan that has been approved by the Company's Board of Directors or any issuance of Common Stock as a result of the exercise of such options, provided that the exercise price of any such option is not less than the fair market value of the Common Stock on the date of the grant; (ii) issuance of Common Stock upon the conversion of any shares of preferred stock of the Company outstanding on September 29, 2000 (the "Subscription Date") or upon the conversion of any other convertible debt or other convertible securities of the Company outstanding on the Subscription Date; (iii) issuance of Common Stock upon the exercise of warrants outstanding on the Subscription Date and of the Series G Warrants; (iv) issuance of Common Stock upon conversion of shares of Series G Preferred Stock; (v) issuance of Common Stock in connection with the acquisition by the Company of another business, or the stock or assets of another company (including shares of Common Stock that may be issued to pay any earn-out payments in connection with the acquisition); or (vi) firm commitment underwritten public offering of the Common Stock that results in gross proceeds to the Company of not less than $10,000,000.

     The discounted conversion feature of the Series G Preferred Stock will represent a dividend to the holders of Series G Preferred Stock. If the stockholders approve this Proposal 1 and Proposal 2, when the Series G Preferred Stock is issued, the Company will record a dividend reflecting the discount to market represented by the then lowest available conversion price. Assuming that the market price of the Common Stock on the Issue Date is $2.00 and that the average closing price of the Common Stock over the five trading days prior to issuance is also $2.00 thereby yielding a $1.70 conversion price, a dividend of $264,706 will be recorded based on the 15% discount to market represented by the $1.70 conversion price.

     Until the first anniversary of the Issue Date, if the Company proposes to sell any shares of its capital stock or any options or similar rights to acquire shares of its capital stock or securities convertible into or exchangeable for its capital stock, the Company must first offer each holder of Series G Preferred Stock the right to purchase such number of shares of the capital stock, options or other rights being sold in proportion to the number of shares of Series G Preferred Stock held by the holder, for the same price and on the same economic terms as the securities are being offered in such transaction.
The pro rata preemptive rights will not apply to the following issuances or proposed issuances of securities by the Company: (i) grants of options under any Company stock option plan that has been approved by the Company's Board of Directors or any issuance of capital stock as a result of the exercise of such options, provided that the exercise price of any such option is not less than the fair market value of the capital stock on the date of the grant; (ii) issuance of capital stock upon the conversion of any shares of preferred stock of the Company outstanding on the Issue Date, including the Series G Preferred Stock, or upon the conversion of any other convertible debt or other convertible securities of the Company outstanding on the Issue Date; (iii) issuance of capital stock upon the exercise of warrants outstanding on the Issue Date, including the Series G Warrants; (iv) issuance of capital stock in connection with the acquisition by the Company of another business, or the stock or assets of another company (including shares of capital stock that may be issued to pay any earn-out payments in connection with the acquisition); (v) a firm commitment underwritten public offering of capital stock that is reasonably expected to result in gross proceeds to the Company of not less than $10,000,000; (vi) the issuance of capital stock pursuant to the declaration or payment of any dividend on the capital stock payable in shares of capital stock;
(vii) the issuance of shares of capital stock upon exercise, exchange or conversion of options or rights to acquire capital stock or any securities convertible or exchangeable for capital stock; or (viii) securities offered to all holders of a particular class of outstanding capital stock on a pro rata basis whether pursuant to an exchange offer or otherwise.

     The purpose of this proposal to approve the issuance of Series G Preferred Stock is to increase the Company's liquidity position and ensure compliance with the net tangible asset level required for continued designation of the Common Stock as a National Market security. The Securities and Exchange Commission (the "SEC"), however, requires the Company to discuss how the issuance of the Series G Preferred Stock may be used to make it more difficult to effect a change in control of the Company. The issuance of the Series G Preferred Stock to certain of the Company's present executive officers, directors and stockholders may, under some circumstances, render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such action were favored by the holders of the requisite number of the then outstanding shares. Thus, the proposal, if adopted, may benefit management in a hostile takeover attempt and have an adverse impact on stockholders who might want to participate in such a transaction. The proposal to approve the issuance of the Series G Preferred Stock is not in response to any effort of which the Company is aware to accumulate shares of Common Stock or to obtain control of the Company.

     The Company will not issue the Series G Preferred Stock unless this Proposal 1 and Proposal 2 (Issuance of the Series G Warrants) are approved by the stockholders. This, however, will not limit the Company's ability to issue convertible preferred stock without stockholder approval if applicable law, regulations or Nasdaq rules do not require stockholder approval of such issuance and a sufficient number of shares of preferred stock and Common Stock are then authorized for issuance.

     The affirmative vote of a majority of the shares represented and voting on the proposal is required to approve the issuance of shares of Series G Preferred Stock. The Board of Directors believes that approval of the issuance of shares of Series G Preferred Stock is in the best interests of the Company and its stockholders. The issuance of the Series G Preferred Stock in tandem with the Series G Warrants would enable the Company to raise estimated net proceeds of at least $1,175,000 and, if the Purchase Right is exercised, of up to $1,425,000, for the repayment of indebtedness and general working capital purposes without incurring additional indebtedness. The infusion of equity capital would permit the Company to pursue future business opportunities, and, if the Company is able to consummate certain business prospects currently in negotiation, the Company believes that it will be able to maintain net tangible assets sufficient to meet Nasdaq National Market standards through at least 2001. If the business prospects currently in negotiation are not consummated or Nasdaq otherwise declines to permit continued designation of the Common Stock as a National Market security, then the Company expects that it would seek designation of the Common Stock of a Nasdaq SmallCap security. Management believes that the net proceeds from the issuance of the Series G Preferred Stock and Series G Warrants, whether or not the Purchase Right is exercised, would facilitate the Company's ability to secure designation of the Common Stock as a SmallCap security.

    The Board of Directors of the Company Recommends a Vote FOR the Proposal to Approve the Issuance of Shares of Series G Preferred Stock


                                  PROPOSAL 2
               Approval of the Issuance of the Series G Warrants

     If stockholder approval is obtained, the Company intends to issue to the Subscribers, Series G Warrants to purchase an aggregate of 714,281 shares of Common Stock, which is the aggregate number of whole shares of Common Stock equal to the product of the number of shares of Series G Preferred Stock to be purchased by each Subscriber multiplied by 10,000, divided by $1.75. If the Purchase Right is exercised, the Company intends to issue additional Series G Warrants to purchase up to an aggregate of 142,857 shares of Common Stock. The per share exercise price under the Series G Warrants will be $1.75. Payment of the exercise price may be made in cash or by delivery to the Company of shares of Series C Redeemable Preferred Stock of the Company (the "Series C Preferred Stock ") and/or Series D Convertible Redeemable Preferred Stock of the Company (the "Series D Preferred Stock") having an aggregate liquidation value plus accrued and unpaid dividends, if any, equal to the exercise price for the number of shares to be purchased upon exercise. The Series G Warrants will expire on the fifth anniversary of the date of issuance of the Series G Warrants. None of the Subscribers for the Series G Warrants have advised the Company regarding their intent to exercise the Series G Warrants that they will receive if Proposals 1 and 2 are approved and if the Purchase Right is exercised.

     Assuming no change in the capitalization of the Company, the maximum number of shares of Common Stock that may be issued upon exercise of the Series G Warrants is 857,138 shares, which shares would represent approximately 11.0% of the shares of Common Stock outstanding following the issuance. The value of the shares actually issued, if any, will depend on the market value of the shares on the date of issuance.

     If the Company does issue any shares of Common Stock upon exercise of the Series G Warrants, the holders of such shares will have certain rights to require the Company to register such shares for resale under the Securities Act.

     Following issuance of the Series G Warrants, in the event that the number of shares of outstanding Common Stock is changed by any stock dividend, stock split or combination of shares at any time the Series G Warrants are outstanding, the number of shares of Common Stock that may be acquired upon exercise of such outstanding Series G Warrants and the exercise price of such outstanding Series G Warrants will be proportionately adjusted. The number of shares of Common Stock for which the Series G Warrants may be exercised and the exercise price of the Series G Warrants will be adjusted on a weighted average basis in the event of a dilutive issuance involving any sale of equity stock or stock equivalents of the Company at a price below the greater of the exercise price of the Series G Warrants or 85% of the market value of the Common Stock. For example, if 100,000 shares of Common Stock were issued at $1.50, then the exercise price of the Series G Warrants would be adjusted to an exercise price of $1.50 per share and the number of shares of Common Stock that may be acquired upon exercise would be increased to such number of shares determined by multiplying the then number of shares that could be acquired upon exercise by the then exercise price and dividing the result by $1.50. A "dilutive issuance," however, will not include any: (i) grants of options under any Company stock option plan that has been approved by the Company's Board of Directors or any issuance of Common Stock as a result of the exercise of such options, provided that the exercise price of any such option is not less than the fair market value of the Common Stock on the date of the grant; (ii) issuance of Common Stock upon the conversion of any shares of preferred stock of the Company outstanding on the Subscription Date or upon the conversion of any other convertible debt or other convertible securities of the Company outstanding on the Subscription Date;
(iii) issuance of Common Stock upon the exercise of warrants outstanding on the Subscription Date and of the Series G Warrants; (iv) issuance of Common Stock upon conversion of shares of Series G Preferred Stock; (v) issuance of Common Stock in connection with the acquisition by the Company of another business, or the stock or assets of another company (including shares of Common Stock that may be issued to pay any earn-out payments in connection with the acquisition); or (vi) firm commitment underwritten public offering of the Common Stock that results in gross proceeds to the Company of not less than $10,000,000.

     In addition, upon the occurrence of certain events, the holders of the Series G Warrants will have rights to purchase or receive shares of Common Stock or other exchange as if they had previously exercised the Series G Warrants.
For instance, in the event of a capital reorganization, consolidation or merger or the sale of all or substantially all of the Company's assets, the holders of the Series G Warrants will have the right to exercise the Series G Warrants and to receive the same kind and amount of securities, cash or property that they would have received if they had exercised the Series G Warrants immediately prior to such event. In the event of a reorganization or reclassification resulting in a change in the number or classes of shares of Common Stock issuable upon the exercise of the Series G Warrants, the holders of the Series G Warrants will have the right to purchase the kind and amount of shares and other exchange that they could have purchased if they had exercised the Series G Warrants immediately prior to such reorganization or reclassification.
Moreover, if the Company makes a dividend or distribution of the Company's securities other than Common Stock or securities convertible into Common Stock, the holders of the Series G Warrants will have the right to exercise the Series G Warrants and to receive the amount of such securities that they would have received had they exercised the Series G Warrants on the date of such distribution. Similarly, if the Company dissolves, liquidates or winds up its affairs, the holders of the Series G Warrants can exercise the Series G Warrants and receive the same kind and amount of securities or assets as they would have received had they exercised the Series G Warrants prior to the record date for determining those stockholders entitled to receive such distribution.

     If the $1.75 exercise price of the Series G Warrants is less than the market price of the Common Stock on the date that the Series G Warrants are issued, the discounted exercise feature of the Series G Warrants will represent a dividend to the holders of the Series G Warrants. If the stockholders approve this Proposal 2 and Proposal 1, when the Series G Warrants are issued, the Company will record a dividend reflecting any discount to market represented by the $1.75 exercise price. Assuming that the market price of the Common Stock on the date of issuance of the Series G Warrants is $2.00, a dividend of $214,286 will be recorded based on the 12.5% discount to market represented by the $1.75 exercise price.

     The Company will not issue the Series G Warrants unless this Proposal 2 and Proposal 1 (Issuance of the Series G Preferred Stock) are approved by the stockholders. This, however, will not limit the Company's ability to issue warrants to purchase shares of Common Stock without stockholder approval if applicable law, regulations or Nasdaq rules do not require stockholder approval of such issuance and a sufficient number of shares of Common Stock are then authorized for issuance.

     The purpose of this proposal to approve the issuance of the Series G Warrants, like the proposal to issue the Series G Preferred Stock, is to increase the Company's liquidity position and its net tangible assets. Similar to the issuance of the Series G Preferred Stock, the issuance of the Series G Warrants may, under some circumstances, render more difficult or discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management, even if such action were favored by the holders of the requisite number of the then outstanding shares. The proposal to issue the Series G Warrants is not in response to any effort of which the Company is aware to accumulate shares of Common Stock or to obtain control of the Company.

     The affirmative vote of a majority of the shares represented and voting on the proposal is required to approve the issuance of the Series G Warrants. The Board of Directors believes that approval of the issuance of the Series G Warrants is in the best interests of the Company and its stockholders. The issuance of the Series G Warrants in tandem with the Series G Preferred Stock would enable the Company to raise estimated net proceeds of at least $1,175,000 and, if the Purchase Right is exercised, of up to $1,425,000, for the repayment of indebtedness and general working capital purposes without incurring additional indebtedness. The infusion of equity capital would permit the Company to pursue future business opportunities, and, if the Company is able to consummate certain business prospects currently in negotiation, the Company believes that it will be able to maintain net tangible assets sufficient to meet Nasdaq National Market standards through at least 2001. If the business prospects currently in negotiation are not consummated or Nasdaq otherwise declines to permit continued designation of the Common Stock as a National Market security, then the Company expects that it would seek designation of the Common Stock of a Nasdaq SmallCap security. Management believes that the net proceeds from the issuance of the Series G Preferred Stock and Series G Warrants, whether or not the Purchase Right is exercised, would facilitate the Company's ability to secure designation of the Common Stock as a SmallCap security.

   The Board of Directors of the Company Recommends a Vote FOR the Proposal
               to Approve the Issuance of the Series G Warrants

                            EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth information concerning 1997, 1998 and 1999 compensation of the Chief Executive Officer and the other executive officers of the Company (collectively the "Named Executives"). Information with respect to 1997 and 1998 compensation is not given for Mr. O'Shea as he did not join the Company and begin service as an executive officer of the Company until 1999.

                                              Annual Compensation                     Long Term Compensation
                                 ----------------------------------------------  --------------------------------
                                                                                        Securities Underlying
  Name and Principal Position          Year            Salary ($)                            Options (#)
  ---------------------------          ---             ----------                            -----------
Richard W. Talarico                   1999               $175,000                               60,000
   Chief Executive Officer            1998               $164,583                              100,000
                                      1997               $150,000                                  ---

Timothy P. O'Shea                     1999               $140,385                               60,000
   President

Dean C. Praskach                      1999               $127,500                               28,750
   Chief Financial Officer,           1998               $102,917                               23,500
   Treasurer and Secretary            1997                 91,217                                9,500

Employment Agreements

     During 1998, the Company entered into a new employment agreement with Mr. Talarico, the term of which commenced May 15, 1998 and will continue through May 15, 2001. The annual salary as set forth in the employment agreement is $175,000, subject to annual merit increases. In the event that the Company achieves certain performance criteria, the annual base salary is to be increased to $225,000. The Company has met the performance criteria, but Mr. Talarico has to date declined any change in annual base salary. Mr. Talarico is eligible to receive a discretionary bonus with any annual bonus program in respect of 2000 operations to be established by the Compensation Committee and approved by the Board of Directors. Any bonus awarded shall not exceed one and one-half times Mr. Talarico's annual base salary for 2000.

     The employment agreement contains restrictive covenants prohibiting Mr. Talarico from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of two years after termination or the end of the employment term.

     The employment agreement provides for option grants to purchase 100,000 shares of Common Stock upon signing of the agreement and option grants to purchase an additional 100,000 shares of the Common Stock on each of January 1, 1999 and January 1, 2000, if shares are then available under the Company's stock plans. In June 1998, Mr. Talarico was granted options to purchase 100,000 shares of Common Stock in accordance with the terms of the employment agreement. The exercise price of $4.50 per share was based on the market price of the Common Stock on the date of the grant. In March 1999, January 2000 and August 2000, Mr. Talarico was granted options to purchase 60,000 shares, 15,000 shares and 10,000 shares, respectively, of Common Stock. The exercise prices of $3.25 per share for the March 1999 grant, $4.50 per share for the January 2000 grant and $1.91 per share for the August 2000 grant were based on the market prices of the Common Stock on the dates of the grants. The Company's management determined that awards in excess of 60,000 shares in March 1999, 15,000 shares in January 2000 and 10,000 shares in August 2000 would not allow an adequate number of available shares for planned option awards to the Company's senior managers and other employees.

     Options to acquire shares of Common Stock granted to Mr. Talarico pursuant to the agreement under the Company's stock plans will vest on the earlier to occur of May 15, 2001 or, if earlier, on the date of termination without cause or a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 1, 1998, owns 50% or more of the outstanding Common Stock. The employment agreement also provides that Mr. Talarico will be entitled to receive following termination of employment by the Company without cause or contemporaneously with or within ninety days prior to the occurrence of a change in control of the Company, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the later of the first anniversary of the termination or May 15, 2001.

     The Company entered into an employment agreement with Mr. O'Shea, the term of which commenced January 25, 1999 and will continue through December 31, 2001. Mr. O'Shea's current annual salary is $150,000. The employment agreement permits annual adjustments to salary. Mr. O'Shea is also eligible to receive a discretionary bonus for any annual period subject to approval by the Board of Directors.

     The employment agreement contains restrictive covenants prohibiting Mr. O'Shea from competing with the Company during the term of the agreement or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of one year after termination or the end of the employment term.

     The employment agreement provides for option grants to purchase 60,000 shares of the Company's Common Stock at the commencement of the agreement. In March 1999, Mr. O'Shea was granted options to purchase 60,000 shares of Common Stock in accordance with the terms of the employment agreement. The exercise price of $3.25 per share was based on the market price of the Common Stock on the date of the grant. Mr. O'Shea is also eligible to receive additional stock options as may be awarded from time to time by the Company's Board of Directors. In January 2000 and August 2000, Mr. O'Shea was granted options to purchase 15,000 shares and 10,000 shares, respectively, of Common Stock. The exercise prices of $4.50 per share for the January 2000 grant and $1.91 per share for the August 2000 grant were based on the market prices of the Common Stock on the dates of the grants. Options granted to date to

Mr. O'Shea will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of any award.

     Pursuant to the employment agreement, options to acquire shares of Common Stock granted to Mr. O'Shea will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 14, 1999, owns 40% or more of the outstanding Common Stock.

     The Company entered into a new employment agreement with Mr. Praskach, the term of which commenced June 23, 2000 and will continue through June 23, 2005. Mr. Praskach's current annual salary is $140,000. The employment agreement permits annual merit increases to salary. Mr. Praskach is also eligible to receive a discretionary bonus for any annual period subject to approval by the Board of Directors.

     The employment agreement contains restrictive covenants prohibiting Mr. Praskach from competing with the Company or soliciting the Company's employees or customers for another business during the term of the agreement and for a period of eighteen months after termination or the end of the employment term.

     Mr. Praskach is eligible to receive stock options as may be awarded from time to time and under terms similar to options awarded to other employees under the Company's stock plans. The employment agreement with Mr. Praskach does not, however, specify any minimum number of options to be awarded during the term of the agreement. Options granted to date to Mr. Praskach will vest, except as noted below, at a rate of 20% of each award on each of the first five anniversary dates of any award.

     Pursuant to the employment agreement, the options to acquire shares of Common Stock granted to Mr. Praskach under the Company's stock plans will, if not already vested, vest on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 23, 2000, owns 40% or more of the outstanding Common Stock. The employment agreement also provides that Mr. Praskach will be entitled to receive for up to one year following termination of employment by the Company without cause or in conjunction with, or within one year of, the occurrence of a change in control of the Company, semi-monthly severance payments equal to the semi-monthly base salary payment which he was receiving immediately prior to such termination until the earlier of the first anniversary of the termination or the date on which Mr. Praskach obtains other full-time employment. If the termination is in conjunction with, or within one year, of a change in control of the Company, Mr. Praskach will also be entitled to receive a bonus in the amount of his annual base salary in effect at the time of termination.

Stock Plans

     In October 1996, the Board of Directors adopted the 1996 Stock Plan, and in April 1997 the Board of Directors adopted the 1997 Stock Plan which was approved by the Company's stockholders in May 1997. The Board of Directors subsequently approved re-issuance of forfeited option grants and restricted shares under the 1996 and 1997 Plans. In September 1998, the Board of Directors adopted the 1998 Stock Plan, which was approved by the Company's stockholders in December 1998. The Board of Directors subsequently approved reissuance of forfeited shares under the 1998 Plan. In February 2000, the Board of Directors adopted the 2000 Stock Plan, which was approved by the Company's stockholders in May 2000. All of the plans provide for awards of stock options, stock appreciation rights, restricted shares and restricted units to officers and other employees of the Company and its subsidiaries and to consultants and advisors (including non-employee directors) of the Company and its subsidiaries. The plans are administered by the Board of Directors which has broad discretion to determine the individuals entitled to participate in the plans and to prescribe conditions (such as the completion of a period of employment with the Company following an award). The Compensation Committee is responsible for making recommendations to the Board of Directors concerning executive compensation, including the award of stock options.

     The number of shares that may be awarded under the Company's 1996, 1997, 1998 and 2000 Stock Plans are 266,000, 300,000, 375,000 and 295,000,
respectively. At December 31, 1999, 72,699, 10,790 and 71,242 shares remained available for future grants under the 1996, 1997 and 1998 Plans, respectively.

Option Grants in Last Fiscal Year

     The following table provides information concerning stock options granted to the Named Executives during 1999.

                                                               Individual Grants                         Grant Date Value
                                                               -----------------                         ----------------
                           Number of
                          Securities      % of Total Options
                          Underlying          Granted to        Exercise or
                           Options           Employees in       Base Price                               Grant Date
       Name                Granted           Fiscal Year          ($/sh)        Expiration Date      Present Value $ (1)
       ----                -------       --------------------     ------        ---------------      -------------------
Richard W. Talarico         60,000 (2)          15.6 %            $ 3.25             3/1/06                $123,600

Timothy P. O'Shea           60,000 (3)          15.6 %            $ 3.25             3/1/06                $123,600

Dean C. Praskach            18,750 (4)           4.9 %            $ 3.25             3/1/06                $ 38,625
                            10,000 (4)           2.6 %            $ 4.81           11/11/06                $ 30,600

(1) The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for 1999 grants to Named Executives.

Risk-free interest rate:
    Options granted to Richard W. Talarico                       5.5 %
    Options granted to Timothy P. O'Shea                         5.5 %
    Options granted to Dean C. Praskach (18,750)                 5.5 %
    Options granted to Dean C. Praskach (10,000)                 6.1 %
Expected dividend yield                                          0.0 %
Expected life of options                                        7 yrs.
Expected volatility rate                                        57.0 %

     No adjustments were made for non-transferability or risk of forfeiture.

(2) These options to acquire shares of Common Stock granted to Mr. Talarico will vest on the earlier to occur of May 15, 2001 or on the date of termination of Mr. Talarico's employment without cause or a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 1, 1998, owns 50% or more of the outstanding Common Stock.

(3) These options granted to Mr. O'Shea will vest at a rate of 20% on each of the first five anniversary dates of the award, or earlier if not already vested, on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of January 14, 1999, owns 40% or more of the outstanding Common Stock.

(4) These options granted to Mr. Praskach will vest at a rate of 20% on each of the first five anniversary dates of the award, or earlier if not already vested, on the date of a change in control of the Company, defined as a sale of all or substantially all of the Company's assets, a merger in which the Company is not the surviving corporation or when a person or group, other than the stockholders of the Company as of June 23, 2000, owns 40% or more of the outstanding Common Stock.

Fiscal Year End Option Values

     The following table provides information concerning stock options held by the Named Executives at December 31, 1999. No options were exercised in 1999.

                                              Number of Securities
                                             Underlying Unexercised              Value of Unexercised In-the-Money
                                            Options at Fiscal Year End            Options at Fiscal Year End (1)
                                            --------------------------            ------------------------------
Name                                     Exercisable       Unexercisable        Exercisable          Unexercisable
----                                     -----------       -------------       ------------          -------------
Richard W. Talarico                         12,600            168,400               ---                 $155,000
Timothy P. O'Shea                              ---             60,000               ---                 $105,000
Dean C. Praskach                            11,500             55,250            $3,385                 $ 47,226

(1) Based on the December 31, 1999 closing price per share of Common Stock of $5.00, as reported by Nasdaq, and the various option exercise prices per share, certain of the options were in-the-money at December 31, 1999.

Long-Term Incentive and Defined Benefit Plans

     The Company does not have any long-term incentive or defined benefit plans.

Compensation of Directors

     The non-employee directors of the Company have been entitled to receive at the conclusion of each year of service, an automatic grant of an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price per share equal to the closing price of the Common Stock as reported by Nasdaq for the date on which the option is granted. Messrs. Bucci and Kelly each received grants to acquire 5,000 shares of Common Stock at the exercise price of $4.63 per share on September 1, 1999. Mr. Kavan received a grant to acquire 5,000 shares of Common Stock at the exercise price of $4.81 per share on November 10, 1999. James C. Roddey, a former director of the Company, received a grant to acquire 5,000 shares of Common Stock at the exercise price of $4.81 per share on November 10, 1999. Following approval of the 2000 Stock Plan in May 2000, at the conclusion of each non-employee director's current year of service, such person will be entitled to receive such an immediately exercisable option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of grant. Each of Messrs. Bucci and Kelly received such grants to acquire 5,000 shares of Common Stock in September 2000, and each of Messrs. Kavan and Vickers received such grants to acquire 5,000 shares of Common Stock in November 2000. In addition, at the commencement of each year of service, each non-employee director will be entitled to receive an option to acquire 5,000 shares of Common Stock at an exercise price equal to the closing price of the Common Stock on the date of the grant that will vest on the first anniversary of the date of the grant if the individual is serving as a director on that date. Each of Messrs. Bucci and Kelly received such grants to acquire 5,000 shares of Common Stock in September 2000, and each of Messrs. Kavan and Vickers received such grants to acquire 5,000 shares of Common Stock in November 2000.

     Non-employee directors of the Company receive $2,500 for each Board of Directors meeting attended and $500 for each separate committee meeting attended on a date on which no full board meeting is held. Directors of the Company who are also employees do not receive additional compensation for attendance at Board and committee meetings, except that all directors are reimbursed for out-of-pocket expenses in connection with attendance at Board and committee meetings.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee consists of William C. Kavan and Anthony L.
Bucci.

     In March 1998, the Company contributed certain assets, including rights to the name PhotoWave, formerly used in its operations in the retail digital photography market for a minority, non-controlling equity interest in a new corporation, Rhino Communications Corporation ("RCC"), which thereafter began operations in this market. The value placed on the Company's initial equity interest, $100,000, approximated the value of the assets contributed.

RCC subsequently changed its name to PhotoWave, Inc. ("PhotoWave"). Mr. Kavan is a shareholder and director of PhotoWave. In June 2000, Allin Digital Imaging Corp. ("Allin Digital"), a subsidiary of the Company, sold twenty shares, comprising all of its equity interest in PhotoWave, to Mr. Kavan for approximately $144,000. Richard W. Talarico, Chairman and Chief Executive Officer of the Company and a director and executive officer of each of the Company's subsidiaries, is also a director of PhotoWave. Mr. Henry Posner, Jr., a beneficial owner of greater than five percent of the Company's outstanding Common Stock, is also a shareholder of PhotoWave.

     During the fiscal year ended December 31, 1999, Allin Digital and Allin Interactive Corporation, also a subsidiary of the Company, sold approximately $53,000 of digital photography equipment and supplies and computer hardware to PhotoWave. During the six months ended June 30, 2000, Allin Digital sold approximately $20,000 of digital photography equipment and supplies to PhotoWave. The Company believes its sales are on terms substantially similar to those offered non-affiliated parties. Allin Digital and PhotoWave are also parties to a commission-based referral agreement under which PhotoWave earns commissions for referral of customers to Allin Digital. Commissions are based on a percentage of gross revenue. During the fiscal year ended December 31, 1999 and the six-month period ended June 30, 2000, PhotoWave earned approximately $39,000 and $8,000, respectively, in commissions under this agreement.

     During the fiscal year ended December 31, 1999, Allin Consulting of Pennsylvania, Inc., a subsidiary of the Company ("Allin Consulting-Pennsylvania"), performed technology consulting services for MARC Advertising and MARC USA. Mr. Bucci serves as Chairman of the Board and Chief Executive Officer for both MARC Advertising and MARC USA. Fees charged MARC Advertising and MARC USA were approximately $27,000 and $1,000, respectively, for the fiscal year ended December 31, 1999. The Company believes its charges are on terms substantially similar to those offered non-affiliated parties.

     James C. Roddey served as a director of the Company during a portion of 1999. Mr. Talarico is a partner in The Hawthorne Group ("THG") and an officer of The Hawthorne Group, Inc. ("Hawthorne"), and, as such, he and Mr. Roddey were shareholders and/or partners in common in certain investments and companies. Mr. Posner and two of Mr. Posner's sons are shareholders of Hawthorne. Mr. Talarico is a shareholder and director of The Bantry Group, Inc. and its affiliates, Wexford Health Services, Inc. ("WHS"), Longford Health Sources, Inc. and Galway Technologies, Inc. (collectively "Bantry"), of which Mr. Roddey was a shareholder, director and an executive officer during a portion of 1999. Mr. Posner also has an ownership interest in Bantry. Mr. Talarico currently is a partner of and Mr. Roddey was a partner during a portion of 1999 in MA Associates II. Mr. Talarico is a shareholder, and Mr. Roddey was a shareholder during a portion of 1999, in Hawthorne Group Productions, Inc. and Production Masters, Inc. ("PMI"), of which Mr. Roddey was an executive officer and director during a portion of 1999. Mr. Talarico is neither an officer nor director of these companies. Mr. Talarico is a shareholder, and Mr. Roddey was a shareholder during a portion of 1999, in DirecTeam Merchandising, LLC, of which Mr. Talarico is an officer. None of these companies has a compensation committee of its board of directors.

     During the fiscal year ended December 31, 1999, Allin Consulting-Pennsylvania and Allin Corporation of California, also a subsidiary of the Company, provided computer network consulting services to Hawthorne and WHS. Fees charged Hawthorne and WHS were approximately $12,000 and $200, respectively, for the fiscal year ended December 31, 1999. During the six months ended June 30, 2000, Allin Consulting-Pennsylvania provided computer network consulting services to Hawthorne and charged fees of approximately $25,000 for these services. The Company believes its fees are on terms substantially similar to those offered non-affiliated parties.

     During the fiscal year ended December 31, 1999, Allin Network Products, Inc., a subsidiary of the Company, sold computer hardware and components to THG and WHS. Amounts charged THG and WHS for the fiscal year ended December 31, 1999 were approximately $500 and $300, respectively. The Company believes its charges are on terms substantially similar to those offered non-affiliated parties.

     Certain stockholders of the Company, including Messrs. Posner, Talarico, Kavan and Brian K. Blair, a director and former officer of the Company, have certain rights under a registration rights to require the Company, subject to certain limitations, to register under the Securities Act, certain of their shares of Common Stock for public offering and sale.

     On May 31, 1999, Messrs. Kavan, Posner, Roddey and Talarico exchanged 10,000, 7,059, 588 and 588 shares, respectively, of the Company's Series A Convertible Redeemable Preferred (the "Series A Preferred Stock") Stock for a like number of shares of the Company's Series C Preferred Stock. There is no mandatory redemption feature for Series C Preferred Stock whereas mandatory redemption for Series A Preferred Stock had been required on June 30, 2006. Also on May 31, 1999, Messrs. Posner, Kavan, Talarico and Roddey exchanged 1,400, 750, 300 and 100 shares, respectively, of the Company's Series B Redeemable Preferred Stock (the "Series B Preferred Stock") for a like number of shares of the Company's Series D Preferred Stock. There is no mandatory redemption feature for Series D Preferred Stock whereas mandatory redemption for Series B Preferred Stock had been required on the earlier of August 13, 2003 or following certain asset sales by the Company. On December 30, 1999, Mr. Posner purchased the Series C and D Preferred Stock owned by Mr. Roddey. Each of Messrs. Posner, Kavan and Talarico owns shares of Series D Preferred Stock and related warrants. Messrs. Posner, Kavan and Talarico own 1,500, 750, and 300 shares of Series D Preferred Stock, respectively. If the Company does issue any shares of Common Stock upon conversion of the Series D Preferred Stock or upon exercise of the related warrants, the holders of such shares, including Messrs. Talarico, Kavan, and Posner, will have certain rights to require the Company to register the shares for resale under the Securities Act.

     As described above under the heading "Background of the Proposals" and elsewhere in this proxy statement, each of Messrs. Posner, Kavan and Talarico have agreed to purchase shares of Series G Preferred Stock and Series G Warrants.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as to the ownership of Common Stock as of October 30, 2000, both before and after giving effect to stockholder approval and issuance of the Series G Preferred Stock (assuming that the maximum number of shares of Common Stock may be issued upon such conversion) and to stockholder approval and issuance of the Series G Warrants, by (i) each executive officer and director, (ii) all executive officers and directors as a group; (iii) each Subscriber for Series G Preferred Stock and Series G Warrants; and (iv) each person who is known to the Company to own beneficially more than five percent of the outstanding shares of Common Stock. Except as indicated below, the persons named have sole voting and investment power with respect to all shares shown as being beneficially owned by them. The percentages in the table are rounded to the nearest tenth of a percent.


                                                 Number of Shares
                                                  of Common Stock                              Percent of
                                               Beneficially Owned(1)                        Common Stock(1)
                                      ---------------------------------------  ------------------------------------------
                                            Before               After                Before                After
Name of Stockholder                        Approval            Approval              Approval              Approval
-------------------                   ------------------  -------------------  --------------------  --------------------
Richard W. Talarico(2)                      265,779              677,207                  3.7%                  9.0%
Chairman and Chief Executive
Officer and Subscriber
381 Mansfield Avenue
Suite 400
Pittsburgh, PA  15220

Timothy P. O'Shea                            12,000               12,000                   *                     *
President
381 Mansfield Avenue
Suite 400
Pittsburgh, PA  15220

Dean C. Praskach(3)                          24,850              127,706                   *                    1.8%
Chief Financial Officer and
Subscriber
381 Mansfield Avenue
Suite 400
Pittsburgh, PA  15220

Brian K. Blair                              149,570              149,570                  2.1%                  2.1%
Director
2498 Monterey Court
Weston, FL  33327

Anthony L. Bucci                             13,500               13,500                   *                     *
Director
1600 CNG Tower
625 Liberty Avenue
Pittsburgh, PA  15222

William C. Kavan(4)                         489,883              901,311                  6.7%                 11.6%
Director and Subscriber
100 Garden City Plaza
Garden City, NY  11530

James S. Kelly, Jr.                       1,617,816            1,617,816                 23.2%                 23.2%
Director
2406 Oakhurst Court
Murrysville, PA  15668

                                                 Number of Shares
                                                  of Common Stock                              Percent of
                                               Beneficially Owned(1)                        Common Stock(1)
                                      ---------------------------------------  ------------------------------------------
                                            Before               After                Before                After
Name of Stockholder                        Approval            Approval              Approval              Approval
-------------------                   ------------------  -------------------  --------------------  --------------------
Anthony C. Vickers                              ---                  ---                  ---                   ---
Director
1212 Via Zumaya
Palos Verdes Estates, CA  90274

All directors and executive               2,573,398            3,499,110                 33.9%                 41.1%
officers, as a group (8 persons)(5)

Henry Posner, Jr.(6)                      2,026,252            5,557,680                 26.2%                 49.4%
Subscriber
381 Mansfield Avenue
Suite 500
Pittsburgh, PA  15220

Thomas D. Wright(7)                         248,103              659,531                  3.5%                  8.8%
Subscriber
381 Mansfield Avenue
Suite 500
Pittsburgh, PA  15220

Thomas D. Wright, Jr.(8)                     16,500              119,356                   *                    1.7%
Subscriber
80 Lookout Circle
Larchmont, NY  10538

Melissa Wright Dailey(9)                     16,500              119,356                   *                    1.7%
Subscriber
142 Campbell Road
Bedford, NH  03110

Steven B. Wright(10)                         16,500               85,070                   *                    1.2%
Subscriber
2351 Golfview Drive
Pittsburgh, PA  15241

Les D. Kent(11)                             671,967              671,967                  9.0%                  9.0%
867 El Pintano
Danville, CA  94526

Friedman, Billings, Ramsey Group,           693,079              693,079                 10.0%                 10.0%
Inc.(12)
1001 19/th/ Street North
Arlington, VA  22209

Dimensional Fund Advisors(13)               416,300              416,300                  6.0%                  6.0%
1299 Ocean Avenue, 11/th/ Floor
Santa Monica, CA  90401

___________________________
*  Less than one percent

(1) The number of shares and the percent of the class in the table and these notes to the table have been calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and assume, on a stockholder by stockholder basis, that each stockholder has converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder currently or within 60 days of October 30, 2000, and that no other stockholder so converts. The numbers and percentages of shares owned assume that options that are currently exercisable or exercisable within sixty days of October 30, 2000 had been exercised as follows: Mr. Talarico - 16,800 shares; Mr. O'Shea - 12,000 shares; Mr. Praskach - 24,850 shares; Mr. Kavan - 15,000 shares; Messrs. Bucci and Kelly - 10,000 shares each; Mr. Blair - 5,000 shares; and all directors and executive officers as a group - 93,650 shares. The number of shares of Common Stock that may be acquired upon conversion of the Series D Preferred Stock and exercise of the related warrants are also included in the table. Series D Preferred Stock is convertible into the Company's Common Stock at a conversion rate of $3.6125 per common share. Information is provided in the footnotes below for each holder of Series D Preferred Stock as to the number of shares included in the table for conversion of Series D Preferred Stock and exercise of the related warrants. The maximum number of shares of Common Stock that may be acquired upon conversion of the Series G Preferred Stock and upon exercise of the Series G Warrants are also included in the after approval columns of the table. The number of shares of Series G Preferred Stock and related Series G Warrants indicated as having been subscribed for gives effect to the exercise of the Purchase Right in accordance with the Pro Rata Allocation.

(2) Includes 70,588 shares of Common Stock which may be acquired upon exercise of outstanding warrants. Mr. Talarico owns 300 shares of Series D Preferred Stock, representing approximately 10.9% of the Series D Preferred Stock outstanding. The table includes 83,044 shares of Common Stock that may be acquired upon conversion of the Series D Preferred Stock. Mr. Talarico also owns 588 shares of Series C Preferred Stock, representing approximately 2.4% of the Series C Preferred Stock outstanding. Mr. Talarico has subscribed for 12 shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the shares of Series G Preferred Stock will be convertible into at most 342,857 shares of Common Stock and the Series G Warrants will be exercisable for 68,571 shares of Common Stock. When issued, the 12 shares of Series G Preferred Stock will represent 8.0% of the shares of Series G Preferred Stock outstanding.

(3) Mr. Praskach has subscribed for three shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the shares of Series G Preferred Stock will be convertible into at most 85,714 shares of Common Stock and the Series G Warrants will be exercisable for 17,142 shares of Common Stock. When issued, the three shares of Series G Preferred Stock will represent 2.0% of the shares of Series G Preferred Stock outstanding.

(4) Includes 176,471 shares of Common Stock which may be acquired upon exercise of outstanding warrants. Mr. Kavan owns 750 shares of Series D Preferred Stock, representing approximately 27.3% of the Series D Preferred Stock outstanding. The table includes 207,612 shares of Common Stock that may be acquired upon conversion of the Series D Preferred Stock. Mr. Kavan also owns 10,000 shares of Series C Preferred Stock, representing approximately 40.0% of the Series C Preferred Stock outstanding. Mr. Kavan has subscribed for 12 shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the shares of Series G Preferred Stock will be convertible into at most 342,857 shares of Common Stock and the Series G Warrants will be exercisable for 68,571 shares of Common Stock. When issued, the 12 shares of Series G Preferred Stock will represent 8.0% of the shares of Series G Preferred Stock outstanding.

(5)  Includes shares discussed in notes 2, 3 and 4.

(6) Includes 102,000 shares held in various trusts and a family foundation of which Mr. Posner and his wife are trustees and with respect to which shares Mr. Posner shares voting and investment power. Does not include 1,000 shares owned by Mr. Posner's wife and 2,000 shares held by trusts of which Mr. Posner's wife is a trustee. Includes 352,941 shares of Common Stock which may be acquired upon exercise of outstanding warrants. Mr. Posner owns 1,500 shares of Series D Preferred Stock, representing approximately 54.5% of the Series D Preferred Stock outstanding. The table includes 415,224 shares of Common Stock that may be acquired upon conversion of the Series D Preferred Stock. Mr. Posner owns 7,647 shares of Series C Preferred Stock, representing approximately 30.6% of the Series C Preferred Stock outstanding. Mr. Posner has subscribed for 103 shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the shares of Series G Preferred Stock will be convertible into at most 2,942,857 shares of Common Stock and the Series G Warrants will be exercisable for 588,571 shares of Common Stock. When issued, the 103 shares of Series G Preferred Stock will represent 68.7% of the shares of Series G Preferred Stock outstanding.

(7) Does not include 83,000 shares of Common Stock held by Mr. Wright's spouse, 5,000 shares in her own name and 78,000 shares as trustee for various trusts. Includes 47,059 shares of Common Stock that may be acquired upon exercise of outstanding warrants. Mr. Wright owns 200 shares of Series D Preferred Stock, representing approximately 7.3% of the Series D Preferred Stock. The table includes 55,363 shares of Common Stock that may be acquired upon conversion of the Series D Preferred Stock. Mr. Wright also owns 1,765 shares of Series C Preferred Stock, representing approximately 7.1% of the Series C Preferred Stock outstanding. Mr. Wright has subscribed for 12 shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the shares of Series G Preferred Stock will be convertible into at most 342,857 shares of Common Stock and the Series G Warrants will be exercisable for 68,571 shares of Common Stock. When issued, the 12 shares of Series G Preferred Stock will represent 8.0% of the shares of Series G Preferred Stock outstanding.

(8) Mr. Wright has subscribed for three shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the shares of Series G Preferred Stock will be convertible into at most 85,714 shares of Common Stock and the Series G Warrants will be exercisable for 17,142 shares of Common Stock. When issued, the three shares of Series G Preferred Stock will represent 2.0% of the Series G Preferred Stock outstanding.

(9) Ms. Dailey has subscribed for three shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the shares of Series G Preferred Stock will be convertible into at most 85,714 shares of Common Stock and the Series G Warrants will be exercisable for 17,142 shares of Common Stock. When issued, the three shares of Series G Preferred Stock will represent 2.0% of the Series G Preferred Stock outstanding.

(10) Mr. Wright has subscribed for two shares of Series G Preferred Stock and related Series G Warrants. If stockholder approval is obtained, when the Series G Preferred Stock and related Series G Warrants are issued, the share of Series G Preferred Stock will be convertible into at most 57,142 shares of Common Stock and the Series G Warrants will be exercisable for 11,428 shares of Common Stock. When issued, the two shares of Series G Preferred Stock will represent 1.3% of the Series G Preferred Stock outstanding.

(11) Mr. Kent owns all 1,000 outstanding shares of the Company's Series F Preferred Stock. The table includes 508,634 shares of Common Stock that may be acquired upon conversion of the Series F Preferred Stock.

(12) As reported on Schedule 13G filed with the SEC on June 12, 2000, Friedman, Billings, Ramsey Group, Inc. has voting and dispositive power with respect to the shares indicated. Each of Eric F. Billings, Emanuel J. Friedman and
     W. Russell Ramsey share voting and dispositive power with respect to the shares. In addition, Emanuel J. Friedman reported on Schedule 13G filed with the SEC on June 12, 2000 that he has sole voting and dispositive power with respect to 95,000 shares, which represent approximately 1.4% of the shares of Common Stock outstanding. The numbers of shares assume that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13Gs.

(13) As reported on Schedule 13G filed with the SEC on February 3, 2000, Dimensional Fund Advisors Inc., an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, has sole voting and investment power over the shares indicated, but Dimensional Fund Advisors Inc. disclaims beneficial ownership of the shares. The number of shares assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G.


                               OTHER INFORMATION

Independent Public Accountants

     Arthur Andersen LLP is serving as the independent public accountants to examine the financial statements of the Company and its subsidiaries for the year ending December 31, 2000. Arthur Andersen LLP has been employed to perform this function for the Company and its predecessors since 1995. A representative of Arthur Andersen LLP is expected to be present at the Special Meeting for the purpose of making a statement, should he so desire, and to respond to appropriate questions.

Director Nominees

     The Board of Directors will consider stockholder's recommendations for nominees for election to the Board of Directors. Generally such nominations must be submitted in writing to the Secretary of the Company at the Company's principal offices at least 90 days in advance of the anniversary date of the immediately preceding annual meeting, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.

Stockholder Proposals for 2001 Annual Meeting

     Any proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by the Company, 381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania 15220-2751, no later than December 5, 2000 in order to be included in the proxy materials for such meeting. It is suggested that a proponent submit any proposal by Certified Mail - Return Receipt Requested to the Secretary of the Company. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Company's 2001 proxy materials.

     Any stockholder proposal that is not submitted for inclusion in the proxy materials for the 2001 Annual Meeting of Stockholders, but is instead sought to be presented directly at the 2001 Annual Meeting must be submitted in writing to the Secretary of the Company at the Company's principal offices no later than February 9, 2001, and the notice must provide information as required by the Company's By-laws. A copy of these By-law requirements will be provided upon request in writing to the Secretary at the principal offices of the Company. The Company retains discretion to vote proxies it receives with respect to proposals received before the close of business on February 9, 2001 if the Company advises the stockholders in the 2001 proxy statement about the nature of the matter and how management intends to vote on such matter and the proponent does not issue a proxy statement.

Other Matters

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the Special Meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

Solicitation of Proxies

     All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement, will be borne by the Company. In addition to the use of the mails, certain directors, officers and regular employees of the Company may solicit proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting materials to each beneficial owner of stock held of record by them, and the Company will reimburse them for their expenses in doing so. The Company has engaged National City Bank to coordinate the solicitation of proxies by and through such holders for a fee of approximately $2,500 plus expenses.

Forward Looking Statements

     The Management's Discussion and Analysis and other sections of the documents incorporated by reference herein contain forward-looking statements that are based on then current expectations, estimates and projections about the industries in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that they will prove to be accurate. Factors that could affect performance include the Company's recent net losses and accumulated deficit, risks inherent in the development of new markets and products and in technological obsolescence, dependence on key personnel and competitive market conditions, which are representative of factors which could affect the outcome of the forward-looking statements, and which are discussed along with other factors in Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Quarterly Report on 10-Q for the fiscal quarter ended September 30, 2000, which is incorporated herein by reference. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Incorporation of Certain Documents by Reference

     The following portions of the following documents, previously filed by the Company with the Securities and Exchange Commission, are incorporated herein by reference:

(i) Allin Corporation and Subsidiaries Audited Consolidated Balance Sheets as of December 31, 1998 and 1999; Audited Consolidated Statements of Operations for the years ended December 31, 1997, 1998 and 1999; Audited Consolidated Statements of Shareholders' Equity for the years ended December 31, 1997, 1998 and 1999; Audited Consolidated Statements of Cash Flows for the years ended December 13, 1997, 1998 and 1999; and Notes to Audited Consolidated Financial Statements, all included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(ii) Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(iii) Quantitative and Qualitative Disclosures about Market Risk contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

(iv) Allin Corporation and Subsidiaries Consolidated Balance Sheet as of September 30, 2000 (unaudited); Consolidated Statements of Operations for the six months ended September 30, 1999 and 2000 (unaudited); Consolidated Statements of Shareholders' Equity for the nine months ended September 30, 2000 (unaudited); Consolidated Statements of Cash Flows for the nine months ended September 30, 2000 (unaudited) and Notes to Unaudited Consolidated Financial Statements, all included in the Company's Quarterly Report on 10-Q for the fiscal quarter ended September 30, 2000.

(v) Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000; and

(vi) Quantitative and Qualitative Disclosures about Market Risk contained in the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000.

The Company has enclosed its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2000 with this proxy statement. Stockholders are referred to such reports for the information specifically incorporated herein by reference. The portions of such reports not listed above are not incorporated in this proxy statement and are not part of the proxy soliciting material.



By order of the Board of Directors,

/s/ Dean C. Praskach
-----------------------------------
Dean C. Praskach
Secretary

November 28, 2000

PROXY                           ALLIN CORPORATION                          PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  Dean C. Praskach and Timothy P. O'Shea, or either of them, each with power of substitution, are hereby authorized to vote all stock of Allin Corporation which the undersigned would be entitled to vote if personally present at a Special Meeting of Stockholders of Allin Corporation to be held on Friday, December 29, 2000, and at any postponements or adjournments thereof as follows:

1. Approval of the issuance of shares of Allin Corporation's Series G Convertible Redeemable Preferred Stock.

 FOR   [_]                  AGAINST   [_]           ABSTAIN   [_]
              A vote FOR is recommended by the Board of Directors

2. Approval of the issuance of warrants to purchase shares of Allin Corporation's common stock to the purchasers of Allin Corporation's Series G Convertible Redeemable Preferred Stock.

 FOR   [_]                  AGAINST   [_]           ABSTAIN   [_]
              A vote FOR is recommended by the Board of Directors

3. In their discretion, on such other business as may properly come before the meeting.
 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
  BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE
                          VOTED FOR PROPOSALS 1 AND 2.
                            CONTINUED ON OTHER SIDE

                           CONTINUED FROM OTHER SIDE

                                              Please sign this proxy exactly
                                              as your name appears below. When
                                              shares are held by joint
                                              tenants, both should sign. When
                                              signing as attorney, executor,
                                              administrator, trustee or in
                                              another representative capacity,
                                              please give full title as such.
                                              If a corporation, please sign in
                                              full corporate name by the
                                              president or other authorized
                                              officer. If a partnership,
                                              please sign in partnership name
                                              by an authorized person.

                                              Date                    , 2000

                                              ---------------------------------
                                              Signature
                                              ---------------------------------
                                              (Signature, if held jointly)

Please Mark, Sign, Date, and Return this Proxy Card Promptly Using the Enclosed
                                   Envelope.